Calculation of Filing Fee Tables
S-3
HEALTHPEAK PROPERTIES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.750% Notes due 2033	457(r)	500,000,000		$ 495,890,000.00	0.0001531	$ 75,920.76
Fees to be Paid	2	Debt	Guarantee of 4.750% Notes due 2033	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	Guarantee of 4.750% Notes due 2033	Other				0.0001531	$ 0.00
Fees to be Paid	4	Debt	Guarantee of 4.750% Notes due 2033	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 495,890,000.00		$ 75,920.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 75,920.76
Offering Note
[1]	Note 1.a. The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the Act. In accordance with Rules 456(b) and 457(r) under the Act, the registrants initially deferred payment of all of the registration fee for Registration Statement Nos. 333-276954, 333-276954-01, 333-276954-02 and 333-276954-03. Note 1.b. The 4.750% Notes due 2033 are being issued by Healthpeak OP, LLC. Note 1.c. The Proposed Maximum Offering Price Per Unit is 99.178% of the principal amount of the securities offered.

[2]	The Guarantee of the 4.750% Notes due 2033 is issued by Healthpeak Properties, Inc. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee being registered hereby.

[3]	The Guarantee of the 4.750% Notes due 2033 is issued by DOC DR Holdco, LLC. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee being registered hereby.

[4]	The Guarantee of the 4.750% Notes due 2033 is issued by DOC DR, LLC. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee being registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $495,890,000.00. The prospectus is a final prospectus for the related offering.